Exhibit 10.23

                   SECOND AMENDED AND RESTATED PROMISSORY NOTE
                     (ACQUISITION/REVOLVING LINE OF CREDIT)
                             (Commercial Paper Rate)


$100,000,000.00                                       Charlotte, North Carolina

                                                      March 2, 1999


        FOR VALUE RECEIVED, SONIC AUTOMOTIVE, INC., a Delaware corporation ("Borrower"), whose address is 5401 East Independence Blvd., P.O. Box 18747, Charlotte, North Carolina 28218, promises to pay to FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender"), or order, at 6302 Fairview Road, Suite 500, Charlotte, North Carolina 28210, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000.00), or so much as is advanced to Borrower, together with interest, adjusted monthly, on the principal balance outstanding from time to time (the "Principal Balance"), in like money, from the date of this Amended and Restated Promissory Note (this "Note"), to and including the Maturity Day, at the rate of two and seventy-five hundredths percent (2.75%) per annum above the Commercial Paper Rate (as defined herein) in effect from time to time (the "Applicable Interest Rate"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Agreement.

        For purposes of computing interest during the term of this Note, the Applicable Interest Rate for each month shall be based on the Commercial Paper Rate in effect on the last day of the prior month. All changes in the Applicable Interest Rate shall become effective on the first day of a month following a change in the Commercial Paper Rate and shall be deemed in effect throughout such month.

        The Principal Balance and interest thereon at the Applicable Interest Rate shall be due and payable as hereinafter set forth.

        This Note amends, restates, replaces and supersedes the Promissory Note dated as of October 15, 1997 in the original principal amount of $26,000,000.00, as amended and restated by that certain Amended and Restated Promissory Note dated December 15, 1997, in the original principal amount of $75,000,000.00 from Borrower to Lender (the "Original Note"). Any interest accrued on such promissory note as of the date hereof will be included in the next monthly payment due hereunder.

        The term "Agreement" shall mean the Credit Agreement dated as of October 15, 1997, as amended by that certain Credit Agreement Amendment dated November 12, 1997, as amended and restated by that certain Amended and Restated Credit Agreement dated as of December 15, 1997, as amended by that certain Letter Agreement dated July 28, 1998, as amended by that certain Letter Agreement dated September 21, 1998, as amended by that certain Letter Agreement dated October 15, 1998, as further amended by that certain


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Amendment to Amended and Restated Credit Agreement dated as of even date herewith.

        The term "Commercial Paper Rate" shall mean the interest rate for "1-Month Finance Paper Placed Directly" under the column entitled "Week Ending" for the Friday preceding the last Monday of a calendar month as reported in the Federal Reserve Statistical Release No. H.15 (519) issued by the Federal Reserve Board. In the event such Release is discontinued or modified to eliminate the reporting of a 30-day commercial paper rate, then Lender will substitute, in its sole discretion, a comparable report or release of the 30-day commercial paper rate published by a comparable source.

        The term "Maturity Day" shall mean the earlier of (a) March 2, 2001 and
(b) the date of the termination of the Commitment pursuant to either of Section
2.3 or Section 7.1 of the Agreement.

        The term "Security Documents" shall mean the Agreement and any and all of the documents now or hereafter executed by Borrower and/or others, and by or in favor of Lender, which wholly or partially guarantee or secure this Note or are executed in connection with this Note.

        From November 15, 1998 through and including the Maturity Date, interest on the unpaid Principal Balance outstanding shall be due and shall be payable in consecutive monthly installments at the Applicable Interest Rate on the fifteenth day of each month. On the Maturity Day, a final installment which shall include all unpaid amounts of the Principal Balance and interest accrued and unpaid thereon and any and all other payments due under this Note and the Security Documents.

        Each of such payments shall be applied first to interest at the Applicable Interest Rate and the balance to reduction of the Principal Balance.

        Borrower may prepay the unpaid Principal Balance in whole or from time to time in part, upon payment of interest accrued on the unpaid Principal Balance outstanding through the day of prepayment and all other charges, without premium. Prepayments of the Principal Balance shall be applied to installments of the Principal Balance remaining unpaid in the inverse order of their maturity and shall be credited to the Principal Balance as of the date of receipt by Lender. Provided however, that the Borrower may not so prepay the unpaid Principal Balance unless it shall have provided at least one Business Day's notice to the Lender of such prepayment.

        Payment of this Note is secured by the Security Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Documents which are to be kept and performed by Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

        Time is of the essence hereof and if any of the Principal Balance or interest on this Note or other sum due hereunder is not paid when due, to the extent not in excess of the Maximum Rate (as such term is defined in the Agreement) and in accordance with applicable law, any

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amount not paid by the Borrower when due shall accrue interest at an additional five percent (5.0%) per annum above the Applicable Rate until such amounts have been paid in full and shall be payable on demand by the Lender and at any rate not later than the next succeeding monthly payment date. If any Event of Default shall occur, then Lender, at its option and without further notice, demand or presentment for payment to Borrower or others, may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon to the date of such Event of Default and thereafter at the rate of three percent (3%) per annum over the Applicable Interest Rate, together with all other sums owed by Borrower under this Note and the Security Documents.

        This Note is the "Note" referred to in, and is entitled to the benefits of, the Agreement. The Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such advance being evidenced by this Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for the prepayments of the principal hereof prior to the Maturity Date upon the terms and conditions therein specified.

        Principal and interest are payable in lawful money of the United States of America to the Lender, so such domestic account as the Lender may designate, in same day funds. At the time of each Advance, and upon each payment or prepayment of principal of each Advance, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Advance, or the amount of principal paid or prepaid with respect to such Advance, as the case may be; PROVIDED that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Agreement.

        The remedies of Lender, as provided in this Note and the Security Documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

        Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note.

        Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and, then, only to the extent specifically set forth in the writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

        This instrument shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as distinguished from the conflicts of law provisions) of the State of North Carolina.


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        Whenever used, the singular shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns. The provisions of this Note shall be binding upon and inure to the benefit of said heirs, administrators, executors, successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

        In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed hereby.

        This Note amends and restated in full the Original Note and is issued in substitution for and not in payment of such prior Original Note and is not intended to constitute a novation thereof.

        IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note under seal, the day and year first above written.



                                         SONIC AUTOMOTIVE, INC.,
                                         a Delaware corporation

                                         By:  /s/ B. Scott Smith (SEAL)
                                            ---------------------
                                            Name: B. Scott Smith

                                            Title:   President